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                                                                  Exhibit 23.2




                   CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Penn Treaty American Corporation on Form S-4 of our report dated February 9, 1996, on our audits of the financial statements of Health Insurance of Vermont, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-KSB.




                                                      COOPERS & LYBRAND L.L.P.




Albany, New York
June 7, 1996